UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2020
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BDC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 21, 2020, Belden Inc. (the “Company”) appointed John Stroup, previously the Company’s President, Chief Executive Officer and Chairman, as the Executive Chairman of the Company and appointed Roel Vestjens, previously the Executive Vice President and Chief Operating Officer, as the President and Chief Executive Officer of the Company. Mr. Stroup will report exclusively to the Board and remain Chairman of the Board. Mr. Vestjens will report to the Board and to Mr. Stroup as the Executive Chairman.

In connection with his appointment as Executive Chairman, the Company and Mr. Stroup entered into a new employment agreement with the Company (the “Stroup Agreement”) to reflect Mr. Stroup’s continuing full-time employment in the position of Executive Chairman. The Stroup Agreement has a term of one year, which can be extended at the mutual agreement of the Board and Mr. Stroup. The Stroup Agreement provides for an annual base salary of $500,000 and eligibility to participate in the Company’s annual cash incentive plan with a target payout at 125% of base salary. As previously announced by the Company, Mr. Stroup has accepted a 50% reduction to his base salary (the “Salary Reduction”) from May 1, 2020 through December 31, 2020. The Salary Reduction will continue at the same level under the new agreement.

In connection with his appointment as President and Chief Executive Officer, the Company has entered in a new employment agreement with Mr. Vestjens, age 45, superseding his prior agreement (the “Vestjens Agreement”). The Vestjens Agreement has a stated term commencing May 21, 2020 and ending on May 21, 2023, subject to automatic renewal if not terminated by either party in accordance with its terms.

The Vestjens Agreement provides that, starting May 21, 2020, Mr. Vestjens’ annual base salary increased to $750,000. In his prior role, Mr. Vestjens had agreed to a Salary Reduction of 30% from May 1, 2020 through December 31, 2020. The Salary Reduction will now increase to 50%, effective May 21, 2020. The Vestjens Agreement provides that Mr. Vestjens is also eligible for an annual, performance-based payout under the Company’s annual cash incentive plan and that the Compensation Committee will set a target payout each year of not less than 130% of the annual base salary. The actual amount payable to Mr. Vestjens will be dependent upon the achievement of performance objectives, which will be substantially the same as the objectives established under the plan for other executive officers of the Company. Depending on performance, the actual amount payable to Mr. Vestjens may be less than, greater than or equal to the stated target payout (and could be zero).

The Vestjens Agreement also provides that Mr. Vestjens is entitled to participate in the Company’s equity-based long-term incentive plans and programs generally made available to executive officers of the Company. For each fiscal year during the term of the Agreement starting in 2021, Mr. Vestjens will be granted a long-term incentive award having a target value of 400% of base salary. These awards will be subject to substantially the same terms and conditions (including vesting and performance conditions) as will be established for other executive officers of the Company in accordance with the Board’s policies for the grant of equity-based awards, as in effect at the time of the award, and do not guarantee Mr. Vestjens any minimum amount of compensation. The actual amounts payable to Mr. Vestjens in respect of such opportunities will be determined based on the extent to which any performance conditions and/or service conditions applicable to such awards are satisfied and on the value of the Company’s stock. Accordingly, Mr. Vestjens may receive compensation in respect of any such award that is greater or less than the stated target value, depending on whether, and to what extent, the applicable performance and other conditions are satisfied, and on the value of the Company’s stock.

The foregoing descriptions are qualified by reference to the terms of the Stroup Agreement and the Vestjens Agreement, which are filed herewith as Exhibits 10.1, and 10.2, respectively, and are incorporated herein by reference. A copy of the press release issued by the Company on May 21, 2020, is attached as Exhibit 99.1 hereto.

At its meetings on May 20-21, the Company’s Board of Directors and its Compensation Committee approved grants of restricted stock units to each of the directors and employees impacted by the Salary Reduction, including Mr. Stroup and Mr. Vestjens. The grants will be made on or about July 1, 2020 in the amount of the cash foregone as a result of the Salary Reduction and will vest in equal parts on the first three anniversaries of the grant date.

(d) Effective May 21, 2020, following the completion of the Company’s Annual Meeting of Stockholders, the Company’s Board of Directors expanded the size of the Board from nine to eleven and appointed Mr. Vestjens to the Board and appointed Nancy Calderon to the Board and to its Audit Committee. The press release announcing Ms. Calderon’s appointment is attached hereto as Exhibit 99.2.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2020, the Belden Inc. (the “Company”) held its regular Annual Meeting of Stockholders. The stockholders considered three proposals. The results of the voting were as follows:

Proposal 1: Election of Nine Directors for a One-Year Term.

	Shares Voted For	Shares Voted Against	Abstained	Broker Non-Votes
David Aldrich	40,576,872	2,142,695	70,401	932,023
Lance C. Balk	40,510,482	2,182,855	96,631	932,023
Steven W. Berglund	41,372,995	1,346,674	70,299	932,023
Diane D. Brink	42,323,342	396,846	69,780	932,023
Judy L. Brown	42,070,397	649,791	69,780	932,023
Bryan C. Cressey	41,031,006	1,687,021	71,941	932,023
Jonathan C. Klein	42,087,854	631,525	70,589	932,023
George Minnich	42,376,167	342,018	71,783	932,023
John S. Stroup	40,103,496	2,535,185	151,287	932,023

Proposal 2: Ratification of Ernst & Young as Independent Registered Public Accountant.

For	Against	Abstain
42,031,683	1,626,785	63,523

Proposal 3: Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
40,399,922	2,314,181	75,865	932,023

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

10.1	Executive Employment Agreement with John Stroup
10.2	Executive Employment Agreement with Roel Vestjens
99.1	Company news release dated May 21, 2020 titled “Belden Appoints John Stroup Executive Chairman, Promotes Roel Vestjens to President and Chief Executive Officer”
99.2	Company news release dated May 21, 2020 titled “Belden Appoints Nancy Calderon to Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: May 22, 2020	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General
Counsel and Corporate Secretary

4